[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

Exhibit 10.31.1

EVERBANK

Warehouse Finance

100 Summer Street, Suite 3232

Boston, MA 02110

May 6, 2014

loanDepot.com, LLC

26642 Towne Center Drive

Foothill Ranch, California 92610

Attention: John Lee

Re: First Amendment to Master Repurchase Agreement and Pricing Letter (“First Amendment”).

This First Amendment is made this 6th day of May, 2014 (the “Amendment Effective Date”), to that certain Master Repurchase Agreement, dated as of March 20, 2014 (the “Repurchase Agreement”) and the Pricing Letter, dated as of March 20, 2014 (the “Pricing Letter”), in each case by and between loanDepot.com, LLC (“Seller”), and EverBank (“Buyer”). The Repurchase Agreement and the Pricing Letter are sometimes hereinafter collectively referred to as the “Agreement.”

WHEREAS, Seller requested that Buyer amend the Agreement; and

WHEREAS, Seller and Buyer have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

SECTION 1. Amendments.

(a) Sections 1, 2 and 3 of the Pricing Letter are hereby amended and restated in their entirety as follows:

Section 1. Definitions. The following terms shall have the meanings set forth below.

“Adjusted Indebtedness” means, at any date, the result of (a) Seller’s Indebtedness on such date, minus (b) the unpaid principal of Seller’s Subordinated Debt on such date (to the extent such Subordinated Debt is excluded from Seller’s Indebtedness in calculating Seller’s Adjusted Tangible Net Worth on such date in accordance with the definition thereof).

“Aged Mortgage Loan” shall mean a Mortgage Loan, other than a Jumbo Mortgage Loan, an Agency HARP2 Loan, a Low FICO Government Loan, a State Agency Program Loan or a Manufactured Housing Mortgage

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Loan, subject to a Transaction hereunder for more than 60 days but not more than 90 days.

“Agency HARP2 Loans” is a collective reference to HARP2 DU Refi Plus Loans and HARP2 LP Relief Refinance Loans.

“Aging Limit” shall mean (a) [***] days following the Purchase Date for Mortgage Loans other than Aged Mortgage Loans, and (b)[***] days following the Purchase Date for Aged Mortgage Loans.

“Annual Financial Statement Date” shall mean December 31, 2012.

“Approved Mortgage Product” shall mean the following mortgage products approved by Buyer for Transactions under the Agreement: Conforming Mortgage Loans, Eligible Government Mortgage Loans, Jumbo Mortgage Loans, Agency HARP2 Loans, Low FICO Government Loans, State Agency Program Loans, Manufactured Housing Mortgage Loans, Wet Loans and Aged Mortgage Loans. In no event shall an Ineligible Product be an Approved Mortgage Product.

“Change in Control” shall mean:

(a) any transaction or event as a result of which Trilogy Mortgage Holdings, Inc. shall cease to own at least 40% of the shares, limited liability company interests or other equity interests of Seller;

(b) any transaction or event as a result of which Anthony Hsieh shall cease to own at least 99.3% of the capital stock of Trilogy Mortgage Holdings, Inc.;

(c) the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction); or

(d) the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions); or

(e) Anthony Hsieh or Tomo Yebisu shall no longer be both (i) employed by Seller, and (ii) involved in the day to day operations of Seller; or

(f) a change in the majority of the managers, board of directors or similar governing body of Seller during any twelve month period.

“Concentration Category” shall mean, with respect to Mortgage Loans, each category set forth under the heading “Concentration Category” in the table included in the definition of “Concentration Limit.”

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

“Concentration Limit” shall mean, as of any date of determination, with respect to the Eligible Mortgage Loans included in any Concentration Category, the applicable amount that the aggregate Purchase Price for such Eligible Mortgage Loans may not at any time exceed, as set forth in the below table.

Concentration Category	Concentration Limit (percentages based on Maximum Purchase Amount)
Wet Mortgage Loans	[***]
Jumbo Mortgage Loans	[***]
Agency HARP2 Loans	[***]
Low FICO Government Loans	[***]
State Agency Program Loans	[***]
Manufactured Housing Mortgage Loans	[***]
Aged Mortgage Loans	[***]

“Conforming Mortgage Loan” shall mean a Mortgage Loan (other than an Agency HARP2 Loan, a State Agency Program Loan or a Manufactured Housing Mortgage Loan) that conforms to the requirements of an Agency for securitization or cash purchase, and which has a FICO score of at least 620.

“Eligible Government Mortgage Loan” shall mean a Government Mortgage Loan (other than a Manufactured Housing Mortgage Loan) which has a FICO score of at least 580.

“ERISA Liability Threshold” shall mean $250,000.

“Facility Termination Threshold” shall mean $5,000,000.

“Fidelity Insurance Requirement” shall mean (a) $1,000,000 for fidelity coverage, with a maximum deductible of $50,000, and (b) $1,500,000 for errors and omissions coverage, with a maximum deductible of $50,000.

“Financial Reporting Party” shall mean Seller.

“HARP2 DU Refi Plus Loan” shall mean a first-lien Mortgage Loan originated using Desktop Underwriter and (i) that is originated in accordance

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with the requirements of the Fannie Mae Selling Guide for the DU Refi Plus program, (ii) that has a FICO score of not less than 620 and (iii) that otherwise conforms to the requirements of Fannie Mae for securitization or cash purchase.

“HARP2 LP Relief Refinance Loan” shall mean a first-lien Mortgage Loan originated using Loan Prospector and (i) that is originated in accordance with the requirements of the Freddie Mac Single-Family Seller/Servicer Guide for the Relief Refinance Mortgage – Open Access program, (ii) that has a FICO score of not less than 620 and (iii) that otherwise conforms to the requirements of Freddie Mac for securitization or cash purchase.

“Ineligible Product” shall mean any mortgage product that is not an Approved Mortgage Product. Unless approved by Buyer in writing in advance on a case-by-case basis and subject to additional documentation, “Ineligible Product” shall also mean any Mortgage Loans with respect to which any Mortgagor thereunder is a shareholder, director, officer, or employee of Seller or an Affiliate, or a Relative of any of the foregoing.

“Jumbo Mortgage Loan” shall mean a Mortgage Loan (i) with a principal balance of not more than Two Million Dollars ($2,000,000.00) (ii) that except with respect to the original principal balance thereof, conforms to the requirements for securitization or cash purchase by an Agency, (iii) that satisfies Buyer’s underwriting guidelines for jumbo mortgage loans, (iv) that has a FICO score of at least 700, (v) with a Loan-to-Value Ratio of not greater than 80%, and (vi) that is subject to a Takeout Commitment.

“LIBOR Floor” shall mean 0.50%.

“Litigation Threshold” shall mean $1,000,000.

“Low FICO Government Mortgage Loan” shall mean an Eligible Government Mortgage Loan which has a FICO score of less than 620.

“Maximum Purchase Amount” shall mean $100,000,000.

“Monthly Financial Statement Date” shall mean December 31, 2013.

“Post-Default Rate” shall mean a rate per annum equal to [***].

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

“Pricing Spread” shall mean:

Type of Mortgage Loan	Percentage
Conforming Mortgage Loans and Eligible Government Mortgage Loans (excluding Low FICO Government Loans)	[	***]%
Jumbo Mortgage Loans	[	***]%
Agency HARP2 Loans	[	***]%
Low FICO Government Loans	[	***] %
State Agency Program Loans	[	***]%
Manufactured Housing Mortgage Loans	[	***]%
Aged Mortgage Loans	[	***]%
Mortgage Loans exceeding the applicable Transaction Term Limitation	[	***]%

When a Purchased Mortgage Loan may qualify for two or more Pricing Spreads hereunder, unless otherwise expressly agreed to by Buyer in writing, such Purchased Mortgage Loan shall be assigned the higher Pricing Spread, as applicable.

“Purchase Price” shall mean the price at which each Purchased Mortgage Loan is transferred by Seller to Buyer, which shall equal:

(a) on the Purchase Date, the applicable Purchase Price Percentage multiplied by the least of: (i) the Market Value of such Purchased Mortgage Loan, or (ii) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule, or (iii) the price set forth in the related Takeout Commitment; and

(b) on any day after the Purchase Date, except where Buyer and Seller agree otherwise, the amount determined under the immediately preceding clause (a) decreased by the amount of any cash transferred by Seller to Buyer pursuant to Section 4 or 5 of the Agreement or applied to reduce Seller’s obligations under Section 9 of the Agreement.

“Purchase Price Percentage” shall mean:

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

Type of Mortgage Loan	Percentage
Conforming Mortgage Loans and Eligible Government Mortgage Loans (excluding Low FICO Government Loans)	[	***]%
Jumbo Mortgage Loans	[	***]%
Agency HARP2 Loans	[	***]%
Low FICO Government Loans	[	***]%
State Agency Program Loans	[	***]%
Manufactured Housing Mortgage Loans	[	***]%
Aged Mortgage Loans	[	***]%

When a Purchased Mortgage Loan may qualify for two or more Purchase Price Percentages hereunder, unless otherwise expressly agreed to by Buyer in writing, such Purchased Mortgage Loan shall be assigned the lower Purchase Price Percentage, as applicable.

“Relative” shall mean a spouse, domestic partner, cohabitant, child, stepchild, grandchild, parent, stepparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, grandparent, great grandparent, brother, sister, half-brother, half-sister, stepsibling, brother-in-law, sister-in-law, aunt, great aunt, uncle, great uncle, niece, nephew, or first cousin (that is, a child of an aunt or uncle).

“State Agency Program Loan” shall mean a mortgage loan originated by Seller in accordance with the applicable guidelines of, and in anticipation of sale to, state housing authorities, as approved by Buyer in writing in its sole discretion.

“Surplus Amount” shall mean $25,000.

“Termination Date” shall mean shall mean the earliest of (i) March 19, 2015, (ii) such date as Buyer may determine in its sole discretion by written notice to Seller (provided that in the event of such notice of termination, the Repurchase Date with respect to outstanding Transactions shall not be accelerated in the absence of (a) an Event of Default or (b) the occurrence of a termination in accordance with clauses (i) or (iii) of this definition) or (iii) such date as determined by Buyer pursuant to its rights and remedies under the Agreement.

“Test Date” shall mean the last day of each calendar month with respect to Sections 3(a), 3(b) and 3(c) below and the last day of each fiscal quarter with respect to Sections 3(d) below.

“Transaction Term Limitation” shall mean for each Transaction, the number of days such Transaction remains outstanding, which shall not exceed (a) with respect to any Mortgage Loan other than an Aged Mortgage Loan, 60 days and (b) with respect to an Aged Mortgage Loan, 90 days.

“Warehouse Fees” shall mean those fees listed on Schedule 1 hereto.

“Wet Delivery Deadline” shall mean, with respect to each Wet Loan, the date that is 5 Business Days following the related Purchase Date for such Wet Loan.

Section 2. No Commitment. The Agreement does not constitute a commitment by Buyer to enter into Transactions under the Agreement. The parties acknowledge that Buyer will enter into Transactions with Seller in Buyer’s sole discretion and subject to satisfaction of all terms and conditions of the Agreement.

Section 3. Certain Financial Condition Covenants. Without limiting any provision set forth in the Agreement, Seller shall comply with the following covenants, each to be tested on each Test Date occurring prior to the Termination Date:

a) Maintenance of Adjusted Tangible Net Worth. Seller shall maintain an Adjusted Tangible Net Worth of not less than $50,000,000.

b) Maintenance of Ratio of Adjusted Indebtedness to Adjusted Tangible Net Worth. Seller shall maintain the ratio of Adjusted Indebtedness to Adjusted Tangible Net Worth of no greater than 15:1.

c) Maintenance of Liquidity. Seller shall ensure that it has cash and Cash Equivalents (excluding Restricted Cash or cash pledged to Persons other than Buyer), in an amount not less than $15,000,000.

d) Maintenance of Profitability. Seller shall not permit, for any four (4) consecutive fiscal quarters, Seller’s Net Income for such four (4) fiscal quarters (on an aggregate basis) to be less than $1.00.

(b) The following new definition is added to Section 2 of the Repurchase Agreement in the appropriate alphabetical order:

“Manufactured Housing Mortgage Loan” shall mean any first-lien Mortgage Loan (a) with a FICO score not below 660 and (b) with respect to which the Mortgaged Property is a manufactured dwelling and (i) such Mortgage Loan conforms with the applicable Agency requirements regarding mortgage loans related to manufactured dwellings, (ii) the related manufactured dwelling is permanently affixed to the land, (iii) the related manufactured dwelling and land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee, (iv) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (v) such Manufactured Home Mortgage Loan is (1) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (2) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code.

(c) Section W. of Schedule 1 to the Repurchase Agreement is hereby amended and restated in its entirety as follows:

W. Title Insurance. Each Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California, a CLTA lender’s title insurance policy, or other generally acceptable form of policy of insurance, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns: (a) as to the first priority Lien of the Mortgage; and (b) against any loss by reason of the invalidity or unenforceability of the Lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment with respect to each Adjustable Rate Loan, subject only to the exceptions contained in clauses (a), (b), and (c) of Section T of this Schedule 1. Where required by state Requirements of Law applicable to Seller, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Seller, and its successors and assigns, are the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is valid and in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including Seller, has done, by act or omission, anything that would impair the coverage of such lender’s title insurance policy. With respect to each manufactured home, a search for filings of financing statements has been made by a company competent to do same and such search has not found anything that would materially and adversely affect the related Manufactured Housing Mortgage Loan including, but not limited to, the priority of the Lien or perfection of the Manufactured Housing Mortgage Loan.

SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 3. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this First Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 4. Representations. In order to induce Buyer to execute and deliver this First Amendment, Seller represents and warrants to Buyer that as of the date hereof, except as otherwise expressly waived by Buyer in writing, Seller is in full compliance with all of the terms and conditions of the Facility Documents, including without limitation all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 5. Governing Law. This First Amendment and any claim, controversy or dispute arising under or related to or in connection with this First Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern.

SECTION 6. Counterparts. This First Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement. This First Amendment, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No signatory to this First Amendment shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

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IN WITNESS WHEREOF, Seller and Buyer have caused this First Amendment to be executed and delivered as of the Amendment Effective Date.

EVERBANK, as Buyer

By:
Name: Katherine M. Walton
Title: Vice President
LOANDEPOT.COM, LLC, as Seller

By:
Name: John Lee
Title: CFO

Signature Page to the Pricing Letter